                                                                   EXHIBIT 10.15

                        COMPROMISE/SETTLEMENT AGREEMENT

     This Compromise/Settlement Agreement ("Agreement") is made by and among the
                                            ---------
following parties (hereinafter referred to as "the parties"): Airspan Networks, Inc., a corporation organized under the laws of the State of Washington (hereinafter referred to as "Airspan US"), and Airspan Communications Limited, a
                             ----------
corporation organized under the laws of England and Wales (hereinafter referred to as "Airspan UK" and, together with "Airspan US", hereinafter collectively
       ----------
referred to as "Airspan"), on the one hand, and Alcatel USA, Inc., a corporation
                -------
organized under the laws of the State of Delaware (hereinafter referred to as "Alcatel USA"), and Alcatel USA Sourcing, L.P., a limited partnership organized
 -----------
under the laws of the State of Texas (hereinafter referred to as "Alcatel
                                                                  -------
Sourcing" and, together with "Alcatel USA", hereinafter collectively referred to
--------
as "Alcatel"), on the other hand.
    -------

     WHEREAS, in connection with the formation of Airspan, the parties entered into an Amended and Restated Asset Purchase Agreement (as amended to the date hereof, hereinafter referred to as the "Asset Purchase Agreement"), dated as of
                                        ------------------------
January 22, 1998, by and between Airspan US ( the successor-in-interest to Airspan Communications Corporation) and Alcatel USA (then known as DSC Communications Corporation);

     WHEREAS, in connection with the Asset Purchase Agreement, (a) Airspan has asserted certain claims against Alcatel more particularly described in those certain letters, dated August 17, 1998, September 2, 1998 and January 6, 1999 from Airspan UK to Alcatel USA, that certain letter, dated May 10, 1999, from Alcatel USA to Airspan UK, that certain letter, dated July 21, 1999, from Winstead Sechrest & Minick P.C. to Baker & McKenzie, that certain letter, dated September 20, 1999, from Baker & McKenzie to Winstead Sechrest & Minick P.C., and that certain letter, dated December 2, 1999, from Winstead Sechrest & Minick P.C. to Baker & McKenzie (the "Airspan Claims") and (b) Alcatel has asserted certain claims against Airspan more particularly described in such letters (the "Alcatel Claims");

     WHEREAS, the parties hereto desire to settle the Airspan Claims, the Alcatel Claims and certain other obligations and liabilities addressed below;

     WHEREAS, the parties intend that the full terms and conditions of such compromise and settlement be set forth in this Agreement; and

     WHEREAS, the parties, without admitting liability of one to the other for any amount of damages, but acting in the interest of settling all of the above-referenced claims, liabilities and obligations, enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

     1. Upon the releases contemplated by paragraph 2 of this Agreement becoming effective, Airspan, on behalf of itself and each of its affiliates, hereby releases and forever discharges Alcatel and its assigns, predecessors, successors, shareholders, directors, officers, employees, agents, subsidiaries and legal representatives from any and all claims and causes of action of whatever kind or nature, whether known or unknown, existing as of the date hereof, arising out of or attributable to the Airspan Claims. Airspan agrees to pay to Alcatel Sourcing the aggregate sum of $9,250,000.00 (United States Dollars) (hereinafter referred to as the "Settlement Amount"). Six million and
                                          -----------------
00/100 Dollars ($6,000,000.00) of the Settlement Amount (less a credit of $513,959.77 for funds already paid) will be paid to Alcatel Sourcing by wire transfer of immediately available funds on the next business day following delivery to Airspan UK of a copy of this Agreement executed by Alcatel. The remaining portion of the Settlement Amount ($3,250,000.00) will be paid to Alcatel Sourcing by wire transfer of immediately available funds on May 1, 2001. All payments otherwise due pursuant to that certain Promissory Note, dated January 30, 1998, made payable by Airspan UK to Alcatel USA (then known as DSC Telecom L.P.), in the original principal amount of $17,000,000.00 (reduced by $1,984,000.00 on September 2, 1998 but made effective January 30, 1998) (the "Note"), after the date hereof but before May 1, 2001 will be deferred until May
 ----
1, 2001. In the event that Airspan fails to pay the Settlement Amount in accordance with the terms and conditions of this Agreement, all amounts paid pursuant to this Agreement shall be applied to the Note so as to reduce the principal balance under the Note as of February 1, 2001. The resulting principal amount shall then be amortized per the original terms of the Note, and the Note shall continue in full force and effect in accordance with such terms, except that (i) from February 1, 2001, interest on the remaining outstanding principal balance (after application of previously paid amounts) of the Note will accrue at a rate per annum equal to the lesser of 12% or the Maximum Legal Rate (as defined in the Note), and (ii) any and all payments deferred prior to such default and not previously paid through the applications of funds contemplated by this sentence shall be due and payable on the first day of the calendar month following the date of such default. Airspan agrees to take whatever action is necessary to effectuate the intent of the foregoing, including, without limitation, executing any and all documents and/or instruments reasonably requested by Alcatel for such purpose.

     2. In consideration of the releases contemplated by paragraph 1 of this Agreement and upon payment in full of the Settlement Amount, Alcatel, on behalf of itself and each of its affiliates, hereby releases and forever discharges Airspan and its assigns, predecessors, successors, shareholders, directors, officers, employees, agents, subsidiaries and legal representatives from any and all claims and causes of action of whatever kind or nature, whether known or unknown, existing as of the date hereof, arising out of or attributable to (i) the

Alcatel Claims, (ii) the Note, (iii) that certain Security Agreement (hereinafter referred to as the "Security Agreement"), dated January 30, 1998,
                                 ------------------
by and between Airspan US and Alcatel Sourcing, (iv) that certain Debenture (hereinafter referred to as the "Debenture"), dated January 30, 1998, by and
                                 ---------
between Airspan UK and Alcatel Sourcing and (v) that certain Guaranty (hereinafter referred to as the "Guaranty"), dated January 30, 1998, by and
                                 --------
between Airspan US and Alcatel Sourcing. Without limiting the generality of the foregoing, upon payment in full of the Settlement Amount in accordance with this Agreement, (i) the Note will be deemed to be paid in full and canceled, (ii) the Security Agreement, Debenture and Guaranty will be deemed to be terminated and released and (iii) all liens, claims and encumbrances created by the Note, Security Agreement, Debenture and/or Guaranty will be deemed to be terminated and released. Alcatel agrees to take whatever action is necessary to effectuate the intent of the foregoing, including, without limitation, executing any and all documents and/or instruments reasonably requested by Airspan for such purpose. Alcatel represents and warrants to Airspan that (i) it is the sole record and beneficial owner of all interests in, to and under the Note, Security Agreement, Debenture and Guaranty, (ii) it has not assigned any rights or interests with respect to the Note, Security Agreement, Debenture or Guaranty and is not obligated to do so and (iii) it has full right power and authority to undertake and perform its obligations contemplated by this Agreement.

     3. Airspan will have no liability for the costs and attorneys' fees of Alcatel associated with the potential claims and causes of action addressed by this Agreement. Alcatel will have no liability for the costs and attorneys' fees of Airspan associated with the potential claims and causes of action addressed by this Agreement.

     4. The parties hereto each represent and warrant that they have read this Agreement and fully understand it to be a compromise, settlement and release of claims as provided herein. Each of the parties hereto represents and warrants that they are legally competent and, to the extent necessary, have been authorized by their respective Boards of Directors or other lawful authority to execute this Agreement and that they do so of their own free will and accord without reliance on any representations not expressly set forth herein.

     5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective predecessors, successors, assigns, heirs, executors, administrators, directors, officers, employees, agents, shareholders, subsidiaries and legal representatives.

     6. This Agreement contains the entire agreement among the parties and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter of this Agreement. No prior or contemporaneous statements, promises, or inducements exist. No party is relying upon any promise, representation, conduct or consideration not expressly set forth in this Agreement. This Agreement may not be orally amended or terminated.

     7. This Agreement may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

     8. Airspan warrants and represents that it has not assigned any portion of any claim or cause of action that would be released in accordance with the terms of this Agreement had it not been assigned, and hereby agrees to indemnify Alcatel against and hold harmless Alcatel from any and all claims, demands, or causes of action, including necessary costs and attorneys fees arising out of or attributable to the breach of this Agreement by Airspan.

     9. Alcatel warrants and represents that it has not assigned any portion of any claim or cause of action which would be released in accordance with this Agreement had it not been assigned, and hereby agrees to indemnify Airspan against and hold harmless Airspan from any and all claims, demands, or causes of action, including necessary costs and attorneys' fees arising out of or attributable to the breach of this Agreement by Alcatel.

     10. The parties agree that this Agreement is entered into in compromise, resolution and settlement of disputed claims and that such compromise, resolution and settlement shall not be taken as an admission of liability by any party, but rather, such liability is expressly denied; nor shall this Agreement be admissible in any proceeding or cause of action as an admission of liability against any of the parties.

     11. This Agreement is for the sole benefit of the parties and the parties specifically identified herein. Except as expressly set forth herein, this Agreement is not intended to benefit any third parties.

     12. THIS AGREEMENT AND MATTERS CONNECTED WITH THE PERFORMANCE THEREOF SHALL BE CONSTRUED, INTERPRETED, APPLIED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. ANY SUIT OR ACTION UNDER THIS AGREEMENT COMMENCED BY EITHER PARTY SHALL BE BROUGHT BEFORE A COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURT UNDER SUCH CIRCUMSTANCES.

     13. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be deemed to include the plural, unless the context otherwise requires.

     14. The representations, warranties and covenants set forth herein will survive the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the _______ day of February, 2001.

                                   AIRSPAN
                                   -------

                                   AIRSPAN NETWORKS INC.


                                   By: /s/ David Brant
                                       Name:  David Brant
                                             -------------------
                                       Title: Acting. CFO
                                             -------------------

                                   AIRSPAN COMMUNICATIONS LIMITED

                                   By: /s/ David Brant
                                       Name:  David Brant
                                              ------------------
                                       Title: Vice President
                                              ------------------


                                   ALCATEL
                                   -------

                                   ALCATEL USA, INC.


                                   By: ________________________________
                                       Name:   ________________________
                                       Title:  ________________________



                                   ALCATEL USA SOURCING, L.P.
                                   By:  Alcatel USA GP, Inc., General Partner

                                   By: ________________________________
                                       Name:   ________________________
                                       Title:  ________________________